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                                                                      EXHIBIT 21


                              LIST OF SUBSIDIARIES


SUBSIDIARY                                                STATE OF INCORPORATION
----------                                                ----------------------
Pulaski Grading, Inc.                                     Kentucky
Carolina Grading, Inc.                                    South Carolina
S&S Grading, Inc.                                         West Virginia
Allied Waste Services, Inc.                               Delaware
Olney Sanitary System, Inc.                               Illinois
Eastern Waste of New York, Inc.                           Delaware
Bayside of Marion, Inc.                                   Florida
Super Kwik, Inc.                                          Pennsylvania
Donno Company, Inc.                                       New York
R&A Bender, Inc.                                          Pennsylvania
Eastern Waste of L.I., Inc.                               Delaware
Eastern Container Corporation                             Delaware
Apex Waste Services, Inc.                                 Pennsylvania
Eastern Environmental Services of Indiana, Inc.           Delaware
Eastern Environmental Services of Florida, Inc.           Florida
Waste Services of South Florida, Inc.                     Florida
Residential Services, Inc.                                New York
Suffolk Waste Systems, Inc.                               New York
N.R.T. Realty Corp.                                       New York
EESI of Fairless Hills, Inc.                              Delaware
Eastern Transfer of New York, Inc.                        Delaware
Soil Remediation of Philadelphia, Inc.                    Delaware
Harford Disposal, Inc.                                    Maryland
Pappy, Inc.                                               Maryland
Waste X Services, Inc.                                    Florida
Pine Grove, Inc.                                          Delaware
Pine Grove Hauling, Inc.                                  Pennsylvania
Pine Grove Landfill, Inc.                                 Pennsylvania
Hamm's Sanitation, Inc.                                   New Jersey
H.S.S. Inc.                                               New Jersey
Kelly Run Sanitation, Inc.                                Pennsylvania
Bluegrass Containment, Inc.                               Kentucky
Hudson Jersey Sanitation Co.                              New Jersey
West Milford Haulage, Inc.                                New Jersey
Specialized Recycling Technologies                        New Jersey
Frank Stamato & Co.                                       New Jersey
Eastern Recycling of NJ, Inc.                             Delaware
Eastern Waste of NJ, Inc.                                 Delaware
Ecology Systems, Inc.                                     New Jersey
Tactical Management, Inc.                                 New Jersey
Transpro, Inc.                                            New Jersey
S&S Grading of Illinois, Inc.                             Illinois
Eastern Waste of Bethlehem, Inc.                          Delaware
Eastern Waste of West Virginia, Inc.                      Delaware
Chesser Island Road Landfill, Inc.                        Georgia
Middle Island Enterprises, Inc.                           West Virginia
Strawser Disposal Services, Inc.                          Pennsylvania
Vonger Sanitation                                         Pennsylvania
Steel City Environmental Services, Inc.                   Pennsylvania
All Waste Systems, Inc.                                   New York
Ulster County Sanitation, Inc.                            New York
Summit Transport Group, Inc.                              Pennsylvania